                                  EXHIBIT 10.9



                              EMPLOYMENT AGREEMENT
                             BETWEEN J. MARK MERRILL
                              AND THE COMPANY DATED
                                 APRIL 13, 1997

                                  EXHIBIT 10.9

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of the 13th day of April, 1997, between SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Employer"), and Mark Merrill (the "Employee").

                                    RECITALS

         WHEREAS, the Employer is an Indiana corporation and through its wholly owned subsidiaries, Warsaw Orthopedic, Inc., Danek Medical, Inc., and Sofamor, S.N.C. is engaged in the business of developing, manufacturing and distributing medical devices, trauma instruments, surgical tools and implants (such business, as it may change from time to time, is hereinafter referred to as "Business"); and

         WHEREAS, the Board of Directors of the Employer (the "Board") has concluded that it desires to retain the valued services of the Employee by entering into a new agreement which shall provide the Employee with certain additional protections which are designed to ensure that the Employee will devote himself attentively and energetically to his duties without distraction;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. Employment. The Employer (or a subsidiary of the Employer) hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term. Subject to the provisions for termination as provided in paragraph 10 hereof, the term of this Agreement shall be from April 13, 1997 to December 31, 1999, and it shall be automatically renewed for successive one (1) year periods thereafter, unless either party elects not to renew this Agreement by serving notice of such intention not to renew on the other party at least ninety (90) days prior to the renewal date. Notwithstanding the foregoing, if a Change in Control Date (as defined in paragraph 11) occurs during the term described in the immediately preceding sentence, the term of the Employee's employment hereunder shall extend until the third anniversary of such Change in Control Date (the period beginning on such Change in Control Date and ending on the third anniversary thereof being hereinafter referred to as the "Covered Period").

         3. Duties. The Employee is engaged as Vice President and Treasurer of the Employer to assist the President and CEO of the Employer in managing, directing and administering all aspects and matters of the Business, subject to the direction and guidance of the President and CEO of the Employer. Prior to a Change in Control (as hereinafter defined), the precise services, duties and authority of the Employee as Vice President and Treasurer of the

Employer may be further defined, extended or curtailed from time to time at the discretion of the President and CEO of the Employer.

         4. Extent of Services. The Employee shall have the power and authority commensurate and necessary to his position of Vice President and Treasurer and his other duties as assigned to him from time to time. He shall devote his entire employable time, attention and best efforts to the Business as may be necessary to efficiently and effectively perform and complete the duties he is to undertake as described in this Agreement. The Employee shall not, without the consent of the Employer, which consent shall not be unreasonably withheld, during the term of this Agreement, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit and other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made.

         5. Compensation. The Employee shall be compensated for services rendered hereunder as follows:

         (a) The Employee shall receive a salary of not less than $14,167 per month for each month of the first twelve (12) months that this Agreement is in effect and for each month thereafter so long as the Employee receives Job Performance Evaluations of "good" or better. After such first year, if the Employee receives a Job Performance Evaluation of less than "good", his salary shall be determined in the discretion of the President and CEO of the Employer. Such salary paid to the Employee shall be subject to withholding of taxes and other appropriate and customary amounts.

         (b) The Employee shall be entitled to participate in the employee benefit plans the Employer may adopt from time to time for its management or supervisory personnel generally at such time as the Employee shall have fulfilled the eligibility requirements for participation therein as shall be determined by the terms of the applicable contracts for each program. Nothing herein shall be construed so as to prevent the Employer from modifying or terminating any employee benefit plans or programs or employee fringe benefits it currently sponsors or may adopt from time to time.

         6. Expenses and Travel. It is expected that in the course of his employment, the Employee and his spouse shall be required to spend time traveling and entertaining various persons on behalf of the Employer and promoting the affairs of the Employer. The Employer shall provide to the Employee an Employer Mastercard credit card or the Employer shall pay the Employee the annual fee for one (1) personal credit card. The Employer shall pay for or reimburse the Employee for all such reasonable expenses upon the Employee's periodic presentation of an itemized account of such expenditures. provided, however, the Employer shall only pay for or reimburse for the cost of coach class air fare for business travel within the United States and only for the cost of business class air fare for international business air travel. The Employer shall bear the expense, in an amount not to exceed $250 per month, for country club or social club dues for which the Employee may become a member during the term hereof and/or a portable telephone and related telephone service, the use of either of which is related to the Business. The Employee shall bear the expense of any initiation fees and other assessments for or resulting from such membership. The Employee shall be reimbursed in an amount not to exceed a total of $2,000 for each year during the term or any renewal term hereof, for expenses incurred for his spouse when traveling with the Employee on business matters for the Employer.

         7. Disability. If the Employee shall become physically or mentally disabled during the ten-n of this Agreement to the extent that he shall be unable to perform his duties and services for and on behalf of the Employer, the benefits made available to the Employee and the salary then payable to the Employee pursuant to the foregoing paragraph 5 shall continue to be made available and paid to the Employee for the shorter of (i) the period of disability; or (ii) six (6) months from the commencement of the disability. Thereafter, the Employee shall receive no salary from the Employer.

         8. Confidentiality. The Employee possesses and will continue to possess information which has been created, discovered, developed by or otherwise become known to the Employee (including information discovered or made available by subsidiaries, affiliates or joint ventures of the Employer or in which property rights have been assigned or otherwise conveyed to the Employer), which information has commercial value to the Employer, including but not limited to trade secrets, innovations, processes, computer codes, data, know-how, improvements, discoveries, developments, techniques, marketing plans, strategies, costs, customer and client lists, or any information the Employee has reason to know the Employer would treat as confidential for any purpose, whether or not developed by the Employee (hereinafter referred to as "Confidential Information"). Unless previously authorized in writing or instructed in writing by the Employer, the Employee will not, at any time, disclose to others, or use, or allow anyone else to disclose or use any Confidential Information (except as may be necessary in the performance of the Employee's employment with the Employer), unless, until and then only to the extent that such Confidential Information has become ascertainable or obtained from public or published sources or was available to the Employee on a non-confidential basis prior to any such disclosure or use, provided that the source of such material is or was not bound by an obligation of confidentiality to the Employer. This paragraph 8 shall survive termination of this Agreement.

         9. Restrictive Covenants. The terms of this paragraph 9 shall be applicable during the Employee's employment and upon the termination of such employment for any reason occurring prior to a Change in Control Date. In the event of termination it without cause" as defined in paragraph 10(b) occurring prior to a Change in Control Date, in consideration of, and subject to, the Employee's continued compliance with the terms of this paragraph 9, the Employer shall pay to the Employee twelve (12) months salary based on his salary for the month immediately preceding the date of termination which shall be paid in accordance with the Employer's customary payroll practices over twelve (12) months. In the event of a termination for any other reason, including for "just cause" as defined in paragraph 10(b) occurring prior to a Change in Control Date, the Employer shall have no obligation to the Employee. This paragraph 9 shall survive termination of this Agreement occurring prior to a Change in Control Date.

         The Employee acknowledges that because of his skills, the Employee's position with the Employer and the Confidential Information to which the Employee shall have access or be provided on account of such employment with the Employer, competition by the Employee with the Employer could damage the Employer in a manner which cannot adequately be compensated by damages or an action at law. In view of such circumstances, because of the Confidential Information obtained by, or disclosed to the Employee, and as a material inducement to the Employer to enter into this Agreement and to compensate the Employee, as described in paragraph 5, as well as provide him with additional benefits as provided herein and other good and valuable consideration, the Employee covenants and agrees that:

         (a) Noncompetition. During the Employee's employment with the Employer and for a period of three (3) years thereafter, the Employee shall not (as principal, agent, employee, consultant or otherwise), directly or indirectly, in any geographic area in which the Employer is engaged in Business, engage in activities for, or render services of any nature to, any firm or business, which firm or business competes, directly or indirectly, with the Employer or the Business.

         (b) Nonsolicitation of Customers. During the Employee's employment with the Employer and for a period of three (3) years thereafter, the Employee shall not, directly or indirectly, solicit, divert or accept any work or services which compete with the Employer's Business from any customer of the Employer or seek to cause any such customer to refrain from doing business with or patronizing the Employer.

         (c) Nonsolicitation of Employees. During the Employee's employment with the Employer and for a period of three (3) years thereafter, the Employee shall not, directly or indirectly, solicit for employment or employ any current or former employee of the Employer.

         (d) Definitions. For purposes of this Agreement, the term "directly or indirectly" shall be construed in its broadest sense and shall include the activities of the members of the Employee's immediate family or any partnership. The term "Business" shall be construed in its broadest sense and shall include any activity engaged in or conducted by the Employer or any of its subsidiaries, affiliates or joint ventures or which the Employer or any of its subsidiaries, affiliates or joint ventures intends to engage in or conduct. The term "customer" shall mean any person or entity with which the Employer, or any of its subsidiaries, affiliates or joint ventures has engaged in or conducted Business during the one (1) year period prior to the date the Employee ceased employment with the Employer or any persons or entities targeted by the Employer or contacted for the purpose of engaging in or conducting Business during such one (1) year period.

         (e) Reasonable Limitations. Given the important nature of the position the Employee will hold with the Employer, the nature of the Employer's Business and the sensitive nature of the Confidential Information and duties the Employee will have with the Employer, the parties acknowledge that the limitations, including but not limited to, the scope of activities prohibited, the geographic area covered and the time limitation, are reasonable.

         In the event of an actual or threatened breach by the Employee of the provisions of paragraphs 8 and 9 of this Agreement, the Employer shall be entitled to a temporary restraining order and an injunction restraining the Employee from such breach. Nothing herein, however, shall be construed as prohibiting the Employer from pursuing any other remedies available to it for such actual or threatened breach, including, without limitation, the recovery of damages and reasonable attorneys' and paralegals' fees and costs from the Employee. If the Employee violates any of the covenants in paragraphs 8 and 9 of this Agreement, the term and the covenant violated shall be automatically extended for the period of time of the violation, either from the date on which the Employee ceases such violation or from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenants, whichever period is later.

         10. Termination Prior to a Change in Control Date. The Employer may, at its option, terminate this Agreement at any time prior to the occurrence of a Change in Control Date upon written notice to the Employee for just cause or without cause.

         (a)      "Just cause" shall include, but not be limited to:

                   (i) The Employee receiving a Job Performance Evaluation of less than "good";

                   (ii) The Employee's misuse or embezzlement of funds belonging to the Employer, conviction of a felony or crime involving moral turpitude or use of alcohol or drugs in such a manner as will injure or adversely affect the reputation of the Employer or its employees, customers, agents, officers or directors;

                   (iii) The Employee's absence from his employment, for whatever cause, other than by disability for which salary is continued pursuant to paragraph 7, for a period of thirty (30) consecutive days or more;

                   (iv) The Employee's absence from employment as a result of disability beyond the period for which salary is continued pursuant to paragraph 7;

                   (v) The Employee's resignation from employment during the term hereof or if the Employee serves notice to not renew this Agreement as provided in paragraph 2;

                   (vi) The Employee's willful malfeasance in discharging his obligations hereunder and such acts and their consequences are not remedied within ten (10) days or such longer reasonable period of time designated by the Employer after written notice thereof has been given to the Employee; or

                   (vii) The Employee's breach of the provisions of this Agreement and such breach and its consequences are not remedied within ten (10) days or such longer reasonable period of time designated by the Employer, after written notice thereof has been given to the Employee.

         (b)      "Without cause" shall mean:

                   (i) The termination and dissolution of the Employer or a bona fide decision by the Employer to terminate its Business; or

                   (ii) Any involuntary termination of the Employee's employment by the Employer without just cause.

         (c) In addition to those reasons enumerated above, this Agreement shall be terminated upon the happening of any of the following events:

                   (i) Whenever the Employer and the Employee shall mutually agree to a termination in writing; or

                   (ii)   Upon death of the Employee.

Upon the termination of this Agreement prior to the occurrence of a Change in Control Date for any of the foregoing reasons in paragraph 10, the Employee shall be entitled to receive only the compensation accrued but unpaid as of the date of the termination hereof and shall not be entitled to additional compensation except as expressly provided in paragraph 9 of this Agreement.

         11. Effect of a Change in Control.

         (a) Involuntary Termination, Consulting Period.

         (i) Consulting Services Following an Involuntary Termination. In the event of the Employee's Involuntary Termination during the Covered Period he shall commence providing consulting services to the Employer for a period (the "Consulting Period") of (i) three years, in the event the Involuntary Termination occurs during the first year of the Covered Period, (ii) two years, in the event the Involuntary Termination occurs during the second year of the Covered Period, or (iii) one year, in the event the Involuntary Termination occurs in the last year of the Covered Period. The Employee's consulting services shall consist in advising the Employer on such matters as may be reasonably requested by the Employer. Such services shall be performed at such times and in such locations as shall be mutually agreed by the Employee and the Employer, and shall not interfere with his duties to a new employer. In any event, the Employee shall not be required to perform consulting services for more than 8 hours per month during the Consulting Period. The Employee shall not be an employee of the Employer during the Consulting Period, but shall act solely in the capacity of an independent contractor.

         (ii) Consulting Fees, Reimbursement of Expenses. In consideration of the Employee's agreement to provide consulting services hereunder, the Employer shall pay the Employee, not less than 5 days following an Involuntary Termination, a lump sum consulting fee payment equal to the product of (A) the Employee's base salary in effect immediately prior to his Date of Termination (without taking into account any salary reduction that gave rise to Good

Reason), and (B) the number of years in the Consulting Period, as determined pursuant to paragraph I 1 (a)(i) above. In addition, the Employee shall be reimbursed for all expenses reasonably incurred by him in connection with the performance of his consulting services hereunder. The Employee shall not be entitled to benefits under any other severance pay plan or arrangement sponsored by the Employer and its subsidiaries in the event of an Involuntary Termination during the Covered Period, and any amounts payable to him under any statutory severance policy shall reduce the aggregate amount of the consulting fees payable hereunder. In addition, in the event of the Employee's Involuntary Termination, the Employer shall pay him within 5 days of the date of such Involuntary Termination the full amount of any earned but unpaid base salary through the Date of Termination at the rate in effect at the time of the Notice of Termination, plus a cash payment for all unused vacation time which he may have accrued as of the Date of Termination. The Employer shall also pay the Employee within 5 days of the Date of Termination a pro rata portion of his projected annual bonus for the year in which his Involuntary Termination occurs, calculated on the basis of his target bonus for that year.

         (iii) Benefits. The Employee and his eligible dependents shall continue to be eligible to participate during the Consulting Period in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to him immediately prior to his Involuntary Termination on the same terms and conditions in effect for the Employee and his dependents immediately prior to such Involuntary Termination; provided, however, that any benefit plan or arrangement will end on the date that the Employee and his dependents are eligible and elect coverage under a plan or arrangement of a subsequent employer which provides a substantially equivalent or greater benefit to him and his dependents.

         (iv) Date and Notice of Termination. Any termination of the Employee's employment during the Covered Period by the Employer or by the Employee shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. The date of the Employee's termination of employment with the Employer and its subsidiaries (the "Date of Termination") shall be determined as follows-. (i) if the Employee's employment is terminated by the Employer in an Involuntary Termination, five (5) days after the date the Notice of Termination is received by the Employee and (ii) if the Employee's employment is terminated by the Employer for just cause, the date specified in the Notice of Termination. If the basis for the Employee's Involuntary Termination is his resignation for Good Reason, the Date of Termination shall be ten (10) days after the date his Notice of Termination is received by the Employer. The Date of Termination for a resignation of employment other than for Good Reason shall be the date set forth in the applicable notice, which shall be no earlier than ten (10) days after the date such notice is received by the Employer.

         (b) Non-Competition Agreement. During the Consulting Period, the Employee shall comply with the substantive restrictions set forth in paragraphs 8 and 9 above.

         (c) Legal Fees and Expenses. The Employer shall pay or reimburse the Employee on an after-tax basis for all costs and expenses (including, without limitations court costs and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by him as a result of any claim, action or proceeding (i) arising out of his termination of employment during the Covered Period, (ii) contesting, disputing or enforcing any right, benefits or obligations under this paragraph 11 or (iii) arising out of or challenging the validity, advisability or enforceability of this paragraph 11 or any provision thereof; provided, however, that this provision will not apply if the trier of fact determines that the Employee's claim was entirely without merit.

         (d) Definitions. For purposes of this paragraph 11, the following capitalized words shall have the meanings set forth below:

         "Cause" shall mean a termination of the Employee's employment by the Employer which is a result of (i) his felony conviction, (ii) his willful disclosure of material trade secrets or other material confidential information related to the business of the Employer and its subsidiaries or (iii) his willful and continued failure substantially to perform his duties with the Employer (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by the Employee for Good Reason) after a written demand for substantial performance is delivered to the Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties, and which performance is not substantially corrected by him within 10 days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clause (i), (ii) or (iii) of the first sentence of this definition and specifying the particulars thereof in detail.

         "Change in Control" shall mean the happening of any of the following-

                  (i) any person or entity, including a "group" as defined in
         Section 13(d)(3) of the Exchange Act, other than the Employer, a subsidiary of the Employer, or any employee benefit plan of the Employer or its subsidiaries, becomes the beneficial owner of the Employer's securities having 25 percent or more of the combined voting power of the then outstanding securities of the Employer that may be cast for the election for directors of the Employer (other than as a result of an issuance of securities initiated by the Employer in the ordinary course of business); or

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Employer or any successor corporation or entity entitled to vote generally in the election of directors of the Employer or such other corporation or entity after such transaction, are held in the aggregate by holders of the Employer's securities entitled to vote generally in the election of directors of the Employer immediately prior to such transactions; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's stockholders, of each director of the Employer first elected during such period was approved by a vote of at least two-thirds of the directors of the Employer then still in office who were directors of the Employer at the beginning of any such period (together, directors at the beginning of such period and new directors whose election or nomination was so approved are the "Incumbent Directors").

         "Change in Control Date" shall mean the date on which the Change in Control occurs. Notwithstanding the first sentence of this section, if the Employee's employment with the Employer terminates prior to the Change in Control Date and it is reasonably demonstrated that his termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then Change in Control Date shall mean the date immediately prior to the date of the Employee's termination of employment.

         "Common Stock" shall mean the common stock of the Employer.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

         "Good Reason" shall mean a resignation by the Employee from his employment with the Employer on or following the Change in Control Date as a result of the occurrence of any of the following without his consent:

                  (i) A failure by the Employer to ensure that the Employee's position, titles, nature and status of responsibilities and reporting obligations are substantially equivalent to those that the Employee enjoyed immediately prior to the Change in Control Date, it being understood and agreed that such features shall not be deemed less than substantially equivalent solely by reason of the Employer ceasing to be a public company.

                  (ii) A reduction by the Employer in the Employee's annual base salary as in effect immediately prior to the Change in Control Date or as the same may be increased from time to time thereafter; a failure by the Employer to increase the Employee's salary at a rate commensurate with that of other key executives of the Employer; or a reduction in the Employee's target annual bonus (expressed as a percentage of base salary) below the target in effect for him prior to the Change in Control Date,

                  (iii) The relocation of the office of the Employer where the Employee is employed immediately prior to the Change in Control Date (the "CIC Location") to a location which is more than fifty (50) miles away from the CIC Location or the Employer's requiring the Employee to be based more than fifty (50) miles away from the CIC Location (except for required travel on the Employer's business to an extent substantially consistent with his customary business travel obligations in the ordinary course of business prior to the Change in Control
         Date), unless such relocation is to a location closer to his principal residence,

                  (iv) The failure by the Employer to continue in effect any compensation plan in which the Employee participated prior to the Change in Control Date or made available to him after the Change in Control Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Employer to continue the Employee's participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed on the Change in Control Date;

                  (v) The failure by the Employer to continue to provide the Employee with benefits at least as favorable in the aggregate to those enjoyed by him under the Employer's pension, savings, life insurance, medical, health and accident, disability, and fringe benefit plans and programs in which he was participating immediately prior to the Change in Control Date; or the failure by the Employer to provide the Employee with the number of paid vacation days to which he is entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect immediately prior to the Change in Control;

                  (vi) The failure of the Employer to obtain an agreement reasonably satisfactory to the Employee from any successor to assume and agree to perform this Agreement, as contemplated in paragraph 12(a) hereof or, if the business of the Employer for which the Employee's services are principally performed is sold at any time after a Change in Control, the failure of the Employer to obtain such an agreement from the purchaser of such business;

                  (vii) Any termination of the Employee's employment which is not effected pursuant to the terms of this Agreement; or

                  (viii) A material breach by the Employer of the provisions of this Agreement;

provided, however, that an event described above in clause (i), (ii), (iv), (v) or (viii) shall not constitute Good Reason unless it is communicated by the Employee to the Employer in writing and is not corrected by the Employer in a manner which is reasonably satisfactory to the

Employee (including full retroactive correction with respect to any monetary matter) within 10 days of the Employer's receipt of such written notice from him.

         "Involuntary Termination" shall mean (i) the termination of the Employee's employment during the Covered Period by the Employer and its subsidiaries other than for Cause or disability or (ii) the Employee's resignation of employment during the Covered Period with the Employer and its subsidiaries for Good Reason.

         12. Successors, Binding Agreement.

         (a) Assumption by Successor. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Employer of its obligations hereunder. As used in this Agreement, the "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         (b) Enforceability, Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Employee (and his personal representatives and heirs) and the Employer and any organization which succeeds to substantially all of the business or assets of the Employer, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Employer or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

         13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered personally or sent by registered mail (i) to Employee's residence, in the case of the Employee, or
(ii) to the business address of its President and Chief Executive Officer, in the case of the Employer.

         14. Waiver of Breach and Severability. The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provision of the Agreement shall continue to be binding and effective; provided, however, that, if possible, it is the intention of the Employer and the Employee that such provision be construed and interpreted as narrowly as necessary in order to make such provision valid and enforceable.

         15. Entire Agreement. This instrument and the letter agreement between the Employee and the Employer dated January 1, 1996 contain the entire agreement of the parties and supersede any prior understandings and agreements between them respecting the subject matter of this Agreement, including, without limitation, the Employment Agreement dated as of January 1, 1996. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification,' extension or discharge is sought.

         16. Survival. Upon termination of the Employee's employment with the Company prior to a Change in Control Date, the rights and obligations of the parties hereto as provided in paragraphs 8 and 9 shall continue for the time periods as set forth herein.

         17. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee without regard to the laws of any other state or jurisdiction. Any action brought or maintained in connection with this Agreement shall be brought exclusively in the courts located in Shelby County, Tennessee. Each of the Employer and the Employee hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

         IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date first above written.

                                             SOFAMOR DANEK GROUP, INC.



                                             BY: /s/ E. Ron Pickard
                                                 -------------------------
                                                      "Employer"
ATTEST:


/s/ Laurence Y. Fairey
--------------------------

                                             /s/ Mark Merrill
                                             ------------------------------
                                             Mark Merrill
                                             "Employee"